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                                                        Exhibit 10.82

                               EMPLOYMENT CONTRACT
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         EMPLOYMENT AGREEMENT, executed as of December 14, 1992 between
SpecTran Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), and John E. Chapman (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Executive is presently employed by the Corporation; and

         WHEREAS, the Corporation recognizes the effort, attention and skill Executive has given the organization, operation and planning of the Corporation and desires to enter into this employment agreement with Executive.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. EMPLOYMENT. (a) The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby


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accept employment by the Corporation, as Senior Vice President, Manufacturing
and Technology, of the Corporation or in any other Senior Executive capacity as determined by the Board of Directors, subject to the supervision and direction of its Board of Directors, for the one year period commencing on June 1, 1992, and ending at midnight on the 31st day of May, 1993 (the "Base Term"). The Base Term shall be automatically renewed on a daily basis so that on each date during which Executive is employed under this Agreement the remaining term shall be a period of one year terminating at midnight of the first anniversary of the day immediately preceding such date, unless at any time the outside (I.E., non-employee) members of the Corporation's Board of Directors terminate the automatic daily renewal feature of this Agreement as provided in Article 1(b) below. The Base Term and all renewals thereof shall be deemed the "Employment Period" and shall hereinafter be referred to as such.

         (b) At any time during the Employment Period the outside (I.E., non-employee) members of the Corporation's Board of Directors may by resolution terminate the automatic daily renewal of this Agreement and set a termination date which shall be midnight of the first anniversary of the date immediately preceding the day on which such resolution was adopted (the "Termination

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Date"). Written notice ("Notice of Nonrenewal") of the outside directors'
resolution setting a Termination Date shall be executed by each outside director and delivered to Executive within two business days of the adoption of such resolution. A Notice of Nonrenewal may be rescinded at any time by resolution of the outside members of the Corporation's Board of Directors executed and delivered in the same fashion.

         (c) If, following delivery to Executive of the Notice of Nonrenewal, neither the Corporation nor Executive terminates Executive's employment under Article 12 below, this Agreement shall continue in full force and effect for the one-year period set forth in the Notice of Nonrenewal, and shall terminate on the Termination Date.

         2. SCOPE OF DUTIES. Executive agrees that as Senior Vice President, Manufacturing and Technology, of the Corporation or in any other Senior Executive capacity as determined by its Board of Directors he will devote his full time and effort during the Employment Period to the performance of the duties of such office. Executive shall make his business headquarters at Sturbridge, Massachusetts and shall relocate should the Corporation change its

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headquarters. Executive shall undertake such travel as the Corporation may request.

         It is understood and agreed that Executive will advise the Corporation of his intentions to act as a director of other corporations and may hold such directorships and shall be permitted to devote such time thereto as may reasonably be necessary to discharge the ordinary duties attendant upon any such directorships. Executive agrees that he will, upon request of the Board of Directors of the Corporation, resign from any such directorship notwithstanding that the Corporation may have theretofore approved his accepting or retaining such directorship.

         Notwithstanding the foregoing, in the event of termination of Executive's employment hereunder in accordance with the terms of this Agreement, the provisions of this Article 2 shall be null and void, and of no effect.

         3. EMPLOYMENT PERIOD - ANNUAL COMPENSATION. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive annual compensation at the rate of not less than One

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Hundred Six Thousand Dollars and no cents ($106,000.00) per year, which amount may be changed by action of the Compensation Committee of the Board of Directors and subsequent resolution of the Board of Directors (this annual amount to be referred to as "Annual Executive Compensation"). Annual Executive Compensation shall be payable in equal semi-monthly installments. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including traveling expenses while absent, on the Corporation's business, from his business headquarters. The Board of Directors of the Corporation may increase Executive's Compensation at such time or times and in such amount or amounts as it may in its sole discretion determine. The Corporation may also pay a bonus to Executive, it being expressly understood that determination of whether or not any such bonus will be paid and the amount of any such bonus shall be at the sole discretion of the Board of Directors.

         4. VACATION. Executive shall be entitled to a vacation each year equal to one (1) month. Said vacation may be taken all at once or weekly at the sole discretion of Executive.

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         5.       SECRETS. Executive agrees that any trade secrets or any other proprietary information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation or any of its affiliates (for the purpose of this Agreement, an affiliate of the Corporation shall be deemed to be any corporation or other legal entity which controls the Corporation, which is controlled by the Corporation, one which is under common control with the Corporation), or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensor or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired during his employment by the Corporation or any of its affiliates or which he may hereafter acquire during his employment with the Corporation or any of its affiliates, in both cases whether during or outside business

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hours, whether or not on the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its affiliates. Upon termination of his employment, Executive shall return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by the Corporation or any of its affiliates.

         6. PATENTS. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or affiliates, as the case may be, all his right, title,

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and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its O21

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